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                                                                      EXHIBIT 11

                               AMENDMENT NO. 1 TO
                  THE STOCKHOLDER PROTECTION RIGHTS AGREEMENT
                          DATED AS OF JANUARY 20, 1995

     AMENDMENT NO. 1, dated as of August 22, 1997, to the STOCKHOLDER PROTECTION RIGHTS AGREEMENT, dated as of January 20, 1995 (the "Rights Agreement"), between BIOWHITTAKER, INC., a Delaware corporation (the "Company") and BankBoston, N.A., as Rights Agent (the "Rights Agent").

                              W I T N E S S E T H:

     WHEREAS, the Board of Directors of the Company has approved an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Cambrex Corporation, a Delaware corporation ("Cambrex") and BW Acquisition Corporation, a Delaware corporation ("BW"), providing for the acquisition, by BW, of the outstanding shares of common stock, par value $0.01 per share ("Common Stock") of the Company and the merger of BW into the Company (the "Merger"); and

     WHEREAS, the willingness of Cambrex and BW to enter into the Merger Agreement is conditioned, among other things, on the amendment of the Rights Agreement so that the consummation of all or any of the transactions contemplated by the Merger Agreement will not trigger the exercisability of the Rights (as defined in the Rights Agreement) or the separation of the Rights from the shares of Common Stock to which they are attached, or cause the Distribution Date (as defined in the Rights Agreement) to occur; and

     WHEREAS, Section 27 of the Rights Agreement provides, among other things, that prior to the Distribution Date, subject to the restrictions and limitations contained therein, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of certificates representing shares of Common Stock.

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and in this Amendment, the parties hereby agree as follows:

     1. Section 1 of the Rights Agreement is hereby amended by the addition thereto of the following definitions:

          "BW" shall mean BW Acquisition Corporation, a Delaware corporation that is a wholly owned subsidiary of Cambrex.

          "Cambrex" shall mean Cambrex Corporation, a Delaware corporation.

          "Merger" shall mean the merger of BW into the Company, as contemplated by the Merger Agreement.

          "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of August 22, 1997, by and among Cambrex, the Company and BW, as the same may be amended from time to time in accordance with the terms thereof.

     2. The definition of "Acquiring Person" contained in Section 1 of the Rights Agreement shall be amended by the addition to the end thereof of the following:

     Notwithstanding anything contained herein to the contrary, none of Cambrex, BW or any affiliate or associate thereof shall be or become an "Acquiring Person" as a result of (i) any announcement, commencement or consummation of the tender offer contemplated by the Merger Agreement, (ii) the execution of the Merger Agreement (or any amendment thereto in accordance with the terms thereof) or the consummation of any of the transactions contemplated thereby, or (iii) the execution of any lock-up, stockholder or similar agreements, including, but not limited to, that certain Stockholders Agreement dated as of August 22, 1997, by and among Cambrex, BW and Anasco GmbH (the "Anasco Agreement") and that certain Stockholders Agreement dated as of August 22, 1997, and by and among Cambrex, BW and Joseph F. Alibrandi, Noel L. Buterbaugh, Thomas R. Winkler, Philip L. Rohrer, Jr.,
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     and F. Dudley Staples, Jr. (the "Management Stockholders Agreement"), as
     contemplated by, or in connection with, the Merger Agreement.

     3. The definition of "Distribution Date" contained in Section 1 of the Rights Agreement shall be amended by the addition to the end thereof of the following:

     Notwithstanding anything contained herein to the contrary, no Distribution Date shall occur as a result of (i) any announcement, commencement or consummation of the tender offer contemplated by the Merger Agreement, (ii) the execution of the Merger Agreement (or any amendment thereto in accordance with the terms thereof) or the consummation of any of the transactions contemplated thereby, or (iii) the execution of any lock-up, stockholder or similar agreements, including, but not limited to, the Anasco Agreement and the Management Stockholders Agreement, as contemplated by, or in connection with, the Merger Agreement, and no Distribution Date will, in any event, occur prior to the Effective Time (as defined in the Merger Agreement) of the Merger or the earlier termination of the Merger Agreement.

     4. The definition of "Expiration Date" contained in Section 1 of the Rights Agreement shall be amended by the replacement of the word "earlier" with the word "earliest", by the deletion of the word "and" and its replacement by a comma immediately prior to the symbol "(b)" and by the addition to the end thereof of the following:

     and (c) the Effective Time (as defined in the Merger Agreement).

     5. The definition of "Stock Acquisition Date" contained in Section 1 of the Rights Agreement shall be amended by the addition to the end thereof of the following:

     Notwithstanding anything contained herein to the contrary, no Stock Acquisition Date shall occur as a result of (i) any announcement, commencement or consummation of the tender offer contemplated by the Merger Agreement, (ii) the execution of the Merger Agreement (or any amendment thereto in accordance with the terms thereof) or the consummation of any of the transactions contemplated thereby, or (iii) the execution of any lock-up, stockholder or similar agreements, including, but not limited to, the Anasco Agreement and the Management Stockholders Agreement, as contemplated by, or in connection with, the Merger Agreement.

     6. Section 11 of the Rights Agreement shall be amended by the addition to the end thereof of the following:

          (q) Notwithstanding anything contained herein to the contrary, the provisions of this Section 11 shall not apply to or be triggered by (i) any announcement, commencement or consummation of the tender offer contemplated by the Merger Agreement, (ii) the execution of the Merger Agreement (or any amendment thereto in accordance with the terms thereof) or the consummation of any of the transactions contemplated thereby, or (iii) the execution of any lock-up, stockholder or similar agreements, including, but not limited to, the Anasco Agreement and the Management Stockholders Agreement, as contemplated by, or in connection with, the Merger Agreement, and no Distribution Date will, in any event, occur prior to the Effective Time (as defined in the Merger Agreement) of the Merger or the earlier termination of the Merger Agreement.

     7. Section 13 of the Rights Agreement shall be amended by the addition to the end thereof of the following:

          (d) Notwithstanding anything contained herein to the contrary, the provisions of this Section 13 shall not apply to or be triggered by the execution of the Merger Agreement (or any amendment thereto in accordance with the terms thereof) or the consummation of any of the transactions contemplated thereby.

     8. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Amendment No. 1.

     9. Except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

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     10. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed, as of the day and date first above written.

                                          BIOWHITTAKER, INC.

                                          By: /s/

                                            ------------------------------------
                                            Noel L. Buterbaugh
                                            President and Chief Executive
                                              Officer

                                          BANKBOSTON, N.A.

                                          By: /s/

                                            ------------------------------------
                                            Print Name:
                                            Title:

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